Exhibit 99.1


                         CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934,as amended, and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Ridgewood Electric Power Trust V.

Date:  June 24, 2003         /s/ Robert E. Swanson
                             --------------------------------
                             Robert E. Swanson
                             Chief Executive Officer

Date:  June 24, 2003         /s/ Christopher I. Naunton
                             --------------------------------
                             Christopher I. Naunton
                             Chief Financial Officer

     This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.